ERNST & YOUNG LLP               Suite 3400             Phone: 515 243 2727
                                801 Grand Avenue
                                Des Moines, Iowa 50309-2764

                         Consent of Independent Auditors








The Board of Directors and Shareholders
Principal World Fund, Inc.


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights"  and  "Additional   Information  -  Financial   Statements"  in  the
Prospectus in Part A and "Financial Statements" in Part B and to the incorporation by reference in Part B of our report dated January 17, 1997 on the financial statements and the financial highlights of Principal Aggressive Growth Fund, Inc., Principal Asset Allocation Fund, Inc., Principal Balanced Fund, Inc., Principal Bond Fund, Inc., Principal Capital Accumulation Fund, Inc., Principal Emerging Growth Fund, Inc., Principal Government Securities Fund, Inc., Principal Growth Fund, Inc., Principal High Yield Fund, Inc., Principal Money Market Fund, Inc., and Principal World Fund, Inc., in this Post Effective Amendment No. 4 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-72450) and this Amendment No. 4 to the Registration Statement under the Investment Company Act of 1940 (No. 811-8182) of Principal World Fund, Inc.


/s/ Ernst & Young LLP


Des Moines, Iowa
October 21, 1997

Ernst & Young LLP is a member of Ernst & Young International, Ltd.